                                                                     EXHIBIT 3.4

                                    BYLAWS

                                      OF

                     PETRO HOLDINGS FINANCIAL CORPORATION

                                   ARTICLE I
                                   ---------

                                    OFFICES
                                    -------

     Section 1.  Registered Office: Principal Office.  The registered office of
                 -----------------------------------
the Corporation shall be located at 9 East Loockerman Street, Dover, Kent County, State of Delaware 19901. The principal office of the Corporation shall be located at 6080 Surety Drive, El Paso, El Paso County, State of Texas 79905. The Board of Directors is granted full power and authority to change said registered office from one location to another in said county.

     Section 2.  Other Offices.  Other offices may at any time be established by
                 -------------
the Board of Directors at any place or places, within or without the jurisdiction of incorporation.

                                  ARTICLE II
                                   ----------

                           MEETINGS OF STOCKHOLDERS
                           ------------------------

     Section 1.  Place of Meetings.  All annual meetings of the stockholders
                 -----------------
shall be held at such place as may be designated by the Directors in advance of the annual meeting, and in the absence of any such designation by the Directors, the annual meeting of the stockholders shall be held at the principal office of the Corporation described in Section 1 hereof. All other meetings of the stockholders may be held at such place as shall be stated in the notice of the meeting.

     Section 2.  Annual Meetings.  The annual meetings of stockholders, at which
                 ---------------
the Directors shall be elected, shall be held in March of each year at such time as may be provided in the notice of meeting, or at such other time during the year as the Board of Directors may from time to time determine. At each annual meeting the stockholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

     Section 3.  Special Meetings.  Special meetings of stockholders, for any
                 ----------------
purpose or purposes whatsoever, may be called at any time by the President, or by the Board of Directors, or by any one or more members thereof, or by one or more stockholders holding not less than one-fifth (1/5) of the voting power of the Corporation.

     Section 4.  Notice of Meetings.  Except in special cases where other
                 ------------------
express provision is made by statute, notice of such annual and special meetings shall be given to each stockholder entitled to vote, either personally or by sending a copy of the notice through the mail, postage prepaid, or by telegraph, charges prepaid, to his address appearing on the books of the Corporation or supplied by him to the Corporation for the purpose of notice. Such notice shall be in writing and signed by the President or a Vice President or the Secretary or an Assistant

Secretary or by such other person or persons as the Directors shall designate. If a stockholder supplies no address, notice shall be deemed to have been given him if mailed to the place where the registered office of the Corporation is situated, or published at least once in a newspaper of general circulation in the county of said registered office. All such notices shall be sent to each stockholder entitled thereto not less than ten (10) days nor more than sixty
(60) days before each such meeting, whether annual or special, and shall specify the place, the day and the hour of such meeting, and, in the case of a special meeting, the purpose or purposes of the meeting.

     Section 5.  Adjourned Meetings and Notice Thereof.  Any stockholders'
                 -------------------------------------
meeting, whether annual or special, and whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares represented at the meeting in person or by proxy, but in the absence of a quorum no other business may be transacted at any such meeting.

     When any stockholders' meeting, either annual or special, is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which said adjournment is taken.

     Section 6.  Voting.  At all meetings of stockholders, every holder of stock
                 ------
entitled to vote shall have the right to one vote for each share of such stock standing in his name on the stock records of the Corporation. Such vote may be viva voce or by ballot.

     Section 7.  Quorum.  The presence in person or by proxy of the holders of a
                 ------
majority of the shares entitled to vote at any meeting shall constitute a quorum for the transaction of business. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

     Section 8.  Consent of Absentees.  The transactions of any meeting of
                 --------------------
stockholders, either annual or special, however called and noticed, shall be as valid as though had at a meeting duly held after a regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the stockholders entitled to vote, not present in person or by proxy, sign a written waiver of notice, or a consent to the holding of such meeting, or an approval of the minutes thereof; all such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

     Section 9.  Action Without Meeting.  Any action, which under the
                 ----------------------
corporation law of the jurisdiction of incorporation may be taken at a meeting of the stockholders, may be taken without a meeting if authorized by the written consent of such number of stockholders as is required by the jurisdiction of incorporation. Such consents shall be filed with the Secretary of the Corporation.

     Section 10. Proxies.  Every person entitled to vote or execute consents
                  -------
shall have the right to do so either in person or by an agent or agents authorized by a written proxy executed by such person or his duly authorized agent and filed with the Secretary of the Corporation;

provided that no such proxy shall be valid after the expiration of six (6) months from the date of its execution, unless the stockholder executing it specifies therein a longer period of time for which such proxy is to continue in force, which is in no case to exceed eleven (11) months from the date of its execution.

                                  ARTICLE III
                                  -----------

                                   DIRECTORS
                                   ---------

     Section 1.  Powers.  Subject to limitations of the Certificate of
                 ------
Incorporation, of the Bylaws, and of the corporation law of the jurisdiction of incorporation as to action to be authorized or approved by the stockholders, and subject to the duties of Directors as prescribed by the Bylaws, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be controlled by, the Board of Directors. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the following powers are reserved exclusively to the Board of Directors:

     (a) To select and remove the officers, agents and employees of the Corporation, prescribe such powers and duties for them as may not be inconsistent with law, with the Certificate of Incorporation or the Bylaws, fix their compensation, and require from them security for faithful service.

     (b) To conduct, manage and control the affairs and business of the Corporation, and to make such rules and regulations therefor not inconsistent with law, with the Certificate of Incorporation or the Bylaws, as they may deem best.

     (c) To fix and locate from time to time one or more subsidiary offices of the Corporation within or without the jurisdiction of incorporation, as provided in Article I, Sections 1 and 2 hereof; to designate any place within or without the jurisdiction of incorporation for the holding of any stockholders' or Directors' meeting or meetings; and to adopt, make and use a corporate seal, and to prescribe the forms of certificates of stock, and to alter the form of such seal and of such certificates from time to time, as in their judgment they may deem best, provided such seal and such certificates shall at all times comply with the provisions of law.

     (d) To authorize the issue of shares of stock of the Corporation from time to time, upon such terms as may be lawful in the jurisdiction of incorporation.

     (e) To borrow money and incur indebtedness for the purposes of the Corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and securities therefor.

     (f) To appoint an executive committee and other committees, and to delegate to the executive committee any of the powers and authority of the Board in the management of the business and affairs of the Corporation, except the power to adopt, amend or repeal Bylaws. The executive committee shall be composed of two or more Directors.

     Section 2.  Number and Qualification of Directors.  The number of Directors
                 -------------------------------------
of the Corporation will be at least one and not more than fifteen. The number of Directors authorized will be fixed as the Board of Directors may from time to time designate, or if no such designation has been made, the number of Directors will be the same as the number of members of the initial Board of Directors as set forth in the Certificate of Incorporation.

     Section 3.  Election and Term of Office.  Subject to the provisions of the
                 ---------------------------
Certificate of Incorporation, the Directors shall be elected at each annual meeting of stockholders, but if any such annual meeting is not held, or the Directors are not elected thereat, the Directors may be elected at any special meeting of stockholders held for that purpose and all Directors shall hold office until their respective successors are elected and qualify.

     Section 4.  Vacancies.  Subject to the provisions of the Certificate of
                 ---------
Incorporation, vacancies in the Board of Directors may be filled by a majority of the remaining Directors, though less than a quorum, or by a sole remaining Director, and each Director so elected shall hold office until his successor is elected at an annual or a special meeting of the stockholders.

     A vacancy or vacancies shall be deemed to exist in case of the death, resignation or removal of any Director, or if the authorized number of Directors shall be increased by amendment of Section 2 of this Article Ill of these Bylaws, or in case the stockholders fail at any time to elect the full number of authorized Directors.

     Stockholders entitled to vote for the election of Directors in accordance with the provisions of the Certificate of Incorporation may at any time elect Directors to fill any vacancy not filled by the Directors.

     If any Director tenders his resignation to the Board of Directors, a successor may be elected to take office at such time as the resignation shall become effective. No reduction of the number of Directors shall have the effect of removing any Director prior to the expiration of his term of office.

     Section 5.  Place of Meeting.  All meetings of the Board of Directors shall
                 ----------------
be held at the principal office of the Corporation or at any other place within or without the jurisdiction of incorporation designated at any time by resolution of the Board or by written consent of all members of the Board or by written notice of such meeting given in accordance with the provisions of these Bylaws.

     Section 6.  Organization Meeting.  Immediately following each annual
                 --------------------
meeting of stockholders the Board of Directors shall hold, without further notice than this bylaw, a regular meeting for the purpose of organization, election of officers, and the transaction of other business.

     Section 7.  Other Regular Meetings.  Other regular meetings of the Board of
                 ----------------------
Directors shall be held without call and without further notice than this bylaw at such times as shall from time to time be determined by the Board of Directors.

     Section 8.  Special Meetings.  Special meetings of the Board of Directors
                 ----------------
for any purpose or purposes shall be called at any time by the President.

     Written notice of the time and place of special meetings shall be delivered personally to the Directors or sent to each Director by letter or telegram, charges prepaid, addressed to him at his address as it is shown upon the records of the Corporation or, if it is not so shown on such records or is not readily ascertainable, at the place in which the meetings of the Directors are regularly held. In case such notice is mailed or telegraphed, it shall be deposited in the United States mail or delivered to the telegraph company at least ten (10) days prior to the time of the holding of the meeting. In case such notice is delivered personally as above provided, it shall be so delivered at least ten
(10) days prior to the time of the holding of the meeting. Such mailing, telegraphing or delivery, as above provided, shall be due, legal and personal notice to such Director.

     Section 9.  Notice of Adjournment.  Notice of the time and place of holding
                 ---------------------
an adjourned meeting of a Directors' meeting, either regular or special, need not be given to absent Directors if the time and place are fixed at the meeting adjourned.

     Section 10.  Waiver of Notice.  The transactions of any meeting of the
                  ----------------
Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present, and if, either before or after the time stated therein, each of the Directors not present signs a written waiver of notice or a consent to holding such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

     Section 11. Quorum: Consent for Actions Taken Without Meeting:
                 --------------------------------------------------
Participation by Conference Telephone or Similar Method.  At all meetings of the
-------------------------------------------------------
Board, a majority of the authorized number of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business, except to fill vacancies in the Board of Directors as hereinbefore provided, and except to adjourn as hereinafter provided. At all meetings of any committee of the Board of Directors, a majority of the authorized number of committee members shall be necessary and sufficient to constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the Directors or committee members present at a meeting duly held at which a quorum is present shall be regarded as the act or decision of the Board of Directors or such committee, as the case may be.

     Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if a written consent thereto is signed by all the members of the Board. Any such unanimous written consent shall be filed with the minutes of proceedings of the Board or committee.

     Members of the Board of Directors may participate in a meeting of such Board by means of a telephone network or a similar communications method by which all persons participating in the meeting can hear each other. Participation in a meeting by such means constitutes presence in person at the meeting. Each person participating in a meeting in which one or more members participate by means of such a telecommunications method shall sign the minutes of the meeting. Such minutes may be signed in counterparts.

     Section 12.  Adjournment.  A quorum of the Directors may adjourn any
                  -----------
Directors' meeting to meet again at a stated day and hour; provided, however, that in the absence of a quorum, a majority of the Directors present at any Directors' meeting, either regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the Board.

     Section 13.  Fees and Compensation.  Directors shall receive such
                  ---------------------
compensation for their services as Directors as shall be determined from time to time by resolution of the Board. Any Director may serve the Corporation in any other capacity as an officer, agent, employee or otherwise and receive compensation therefor.

                                  ARTICLE IV
                                  ----------

                                   OFFICERS
                                   --------

     Section 1.   Officers.  The officers of the Corporation shall be the
                  --------
President, one or more Vice Presidents, a Secretary and a Treasurer. The Corporation may, at the discretion of the Board of Directors, designate one or more of its Vice Presidents as "Executive Vice Presidents" and as "Senior Vice Presidents", and may also have, at the discretion of the Board of Directors, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article. Officers other than the President need not be Directors. Any person may hold two or more offices.

     Section 2.   Election.  The officers of the Corporation, except such
                  --------
officers as may be appointed in accordance with the provisions of Section 3 of this Article, or Section 5 hereof, shall be chosen annually by the Board of Directors, and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or his successor shall be elected and qualified.

     Section 3.   Additional Officers.  The Board of Directors may appoint such
                  -------------------
other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the Bylaws or as the Board of Directors may from time to time determine.

     Section 4.   Removal and Resignation.  Any officer may be removed, either
                 -----------------------
without or with cause, by a majority of the Directors at the time in office, in any regular or special meeting of the Board, or, except in case of an officer chosen by the Board of Directors, by any officers upon whom such power of removal may be conferred by the Board of Directors.

     Any officer may resign at any time by giving written notice to the Board of Directors or to the President or to the Secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary or requisite to make it effective.

     Section 5.  Vacancies.  A vacancy in any office because of death,
                 ---------
resignation, removal, disqualification or any other cause, shall be filled by the Directors at any regular or special meeting of the Board.

     Section 6.  President.  Subject to the control of the Board of Directors,
                 ---------
the President shall have general supervision, direction and control of the business and officers of the Corporation. He shall preside at all meetings of the stockholders and at all meetings of the Board of Directors. He shall have the general powers and duties of management usually vested in the office of the Chief Executive Officer of a corporation and shall have such other powers and duties as may be prescribed by the Board of Directors or by the Bylaws.

     Section 7.  Vice President.  In the absence or disability of the President,
                 --------------
the Vice Presidents in order of their rank, or if not ranked, the Vice President designated by the Board of Directors shall perform all the duties of the President, and when so acting shall have all the powers of and be subject to all restrictions upon the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them by the Board of Directors or the Bylaws.

     Section 8.  Secretary.  The Secretary shall keep, or cause to be kept, a
                 ---------
book of minutes at the registered office or such other place as the Board of Directors may order, of all meetings of Directors and stockholders, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at Directors' meetings, the number of shares present or represented at stockholders' meetings and the proceedings thereof.

     The Secretary shall keep, or cause to be kept, at the registered office or at the office of the Corporation's transfer agent, a share register, or a duplicate share register, showing the names of the stockholders and their addresses; the number and classes of shares held by each; the number and date of certificates issued for the same; and the number and date of cancellation of every certificate surrendered for cancellation.

     The Secretary shall give, or cause to be given, notice of all the meetings of the stockholders and of the Board of Directors required by the Bylaws or by law to be given. The Secretary shall keep the seal of the Corporation in safe custody, and he shall have the power and authority to affix the corporate seal to and attest the execution of any document on behalf of the Corporation, and he shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the Bylaws.

     Each Assistant Secretary shall also have the power and authority to affix the corporate seal to and attest the execution of any document on behalf of the Corporation. The President may direct any Assistant Secretary to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform such other duties and have such other powers as the Board of Directors or the President may designate from time to time.

     Section 9.  Treasurer.  The Treasurer shall keep and maintain, or cause to
                 ---------
be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. Any surplus including earned surplus, paid-in surplus and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account. The books of account shall at all times be open to inspection by any Director. The Treasurer shall have the day-to-day responsibility for the deposit of all moneys and other valuables in the name and to the credit of the Corporation and shall disburse the funds of the Corporation as may be ordered by the Board of Directors. The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the President and Directors, whenever they request it, an account of all of his transactions as Treasurer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the Bylaws.

                                   ARTICLE V
                                   ---------

                                 MISCELLANEOUS
                                 -------------

     Section 1.  Closing of Transfer Books.  The Board of Directors shall have
                 ---------- --------------
power to close the stock transfer books of the Corporation for a period not less than ten (10) days preceding and not exceeding forty (40) days preceding the date of any meeting of stockholders, and not exceeding sixty (60) days preceding the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or for a period not exceeding sixty (60) days preceding a date in connection with obtaining the consent of stockholders for any purpose; provided, however, that in lieu of closing the stock transfer books as aforesaid the Board of Directors may fix in advance a date not less than ten (10) days preceding and not exceeding forty (40) days preceding the date of any meeting of stockholders and not exceeding sixty (60) days preceding the date for the payment of any dividend, or the date of the allotment of rights, or the day when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such cases such stockholders and only such stockholders as shall be stockholders of record on the date so fixed, shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

     Section 2.  Checks, Drafts, Evidences of Indebtedness.  All checks, drafts
                 -----------------------------------------
or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

     Section 3.  Contracts, How Executed.  The Board of Directors, except as in
                 -----------------------
the Bylaws otherwise provided, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name and on behalf of the Corporation, and such authority may be general or confined to specific instances; and unless so authorized by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or to any amount.

     Section 4.  Certificates of Stock.  A certificate or certificates for
                 ---------------------
shares of the capital stock of the Corporation shall be issued to each stockholder when any such shares are fully paid up. All such certificates shall be signed by the President and the Secretary or an Assistant Secretary, or be authenticated by facsimiles of the signatures of said officers. Every certificate authenticated by a facsimile of a signature must be countersigned by a transfer agent or transfer clerk, and be registered by an incorporated bank or trust company, either domestic or foreign, as registrar of transfers, before issuance.

     Section 5.  Representation of Shares Held by Other Corporations.  Shares of
                 ---------------------------------------------------
the Corporation standing in the name of another corporation may be voted or represented, and all rights incident thereto may be exercised on behalf of such other corporation, by any officer thereof authorized so to do by resolution of its Board of Directors, or by its executive committee, or by its Bylaws, or by any person authorized so to do by proxy or power of attorney duly executed by the Chairman or any Vice Chairman or the President or Vice President and Secretary or Assistant Secretary of such other corporation, or by authority of the Board of Directors thereof.

     Section 6.  Inspection of Corporate Records.  The share register or
                 -------------------------------
duplicate share register, the Certificate of Incorporation, as amended, the Bylaws, as amended, the books of account, the minutes of proceedings of the stockholders and the Board of Directors shall be open to inspection upon the written demand of any stockholder or the holder of a voting trust certificate, at any reasonable time, and for a purpose reasonably related to his interests as a stockholder in accordance with the law of the jurisdiction of incorporation, and shall be exhibited at any time when required by the demand of ten percent (10%) of the shares represented at any stockholders' meeting. Such inspection may be made in person or by any agent or attorney, and shall include the right to make extracts.

     Demand of inspection other than at a stockholders' meeting shall be made in writing upon the President, Secretary or Assistant Secretary of the Corporation. Every such demand, unless granted, shall be referred by such officer to the Board of Directors.

     Section 7.  Indemnification.
                 ---------------

     (a) The Corporation shall indemnify, subject to the requirements of subsection (c) of this Section, any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a Director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee, fiduciary, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against expenses (including attorneys' fees), judgments, fines, penalties, taxes, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) The Corporation shall indemnify, subject to the requirements of subsection (c) of this Section, any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee, fiduciary, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation. Notwithstanding the foregoing, no indemnification shall be made (1) for any claim, issue, or matter as to which such person shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Corporation or (2) for amounts paid in settlement to the Corporation, unless and only to the extent that the court in which such action or suit was brought, or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, such person is fairly and reasonably entitled to such indemnity.

     (c) Any indemnification under subsections (a) and (b) of this Section, unless ordered by a court or advanced pursuant to subsection (d) or (e) of this Section, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit, or proceeding, or (2) if a quorum consisting of Directors who were not parties to such action, suit, or proceeding cannot be obtained, or if a majority vote of such a quorum so orders, by independent legal counsel in a written opinion, or (3) by the stockholders.

     (d) Expenses incurred by a person who is or was a Director or officer of the Corporation in defending any action, suit, or proceeding referred to in subsections (a) and (b) of this Section, or in defense of any claim, issue, or matter therein, shall be paid by the Corporation as such expenses are incurred and in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation.

     (e) Expenses incurred by a person who is or was an employee or agent of the Corporation or who is or was serving at the request of the Corporation as a Director, officer, employee, fiduciary, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, in defending any action, suit, or proceeding referred to in subsections (a) and (b) of this Section, or in defense of any claim, issue, or matter therein, may be paid by the Corporation as such expenses are incurred and in advance of the final disposition of such action, suit, or proceeding, as authorized by the Board of Directors in the specific case, upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation.

     (f) The indemnification and advancement of expenses provided by or granted pursuant to the other subsections of this Section shall not limit the Corporation from providing any other indemnification permitted by law nor shall they be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, vote of stockholders or disinterested Directors, or otherwise, for either an action in his official capacity or an action in another capacity while holding such office, except that indemnification, unless ordered by a court pursuant to subsection (b) of this Section or for the advancement of expenses made pursuant to subsection (d) or (e), may not be made to or on behalf of any person if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and was material to the cause of action. The indemnification and advancement of expenses provided by, or granted pursuant to, this Section shall continue as to a person who has ceased to be a Director, officer, employee, fiduciary, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     (g) The Corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a Director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee, fiduciary, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Section.

     (h) Any other financial arrangements made by the Corporation pursuant to subsection (g) of this Section may include any one or more of the following: (1) the creation of a trust fund, (2) the establishment of a program of self-insurance, (3) the securing of the Corporation's obligation of indemnification by granting a security interest or other lien on any assets of the Corporation, and (4) the securing of the Corporation's obligation of indemnification by granting a security interest or other lien on any assets of the Corporation. However, no financial arrangement made pursuant to this subsection may provide protection for any person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud, or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

     (i) For the purposes of this Section, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger that, if its separate existence had continued, would have had power and authority to indemnify its Directors, officers, employees, or agents, so that any person who is or was a Director, officer, employee, or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a Director, officer, employee, fiduciary, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     (j) Any repeal or amendment of this Section by the stockholders or Board of Directors of the Corporation shall be prospective only, and shall not adversely affect any herein granted rights of any person with respect to any act or omission occurring prior to the time of such repeal or amendment.

     Section 8.  Annual Reports.  The Board of Directors may, but is not
                 --------------
required to cause an annual report to be sent to the shareholders, and any such requirement is expressly waived.

                                  ARTICLE VI
                                  ----------

                                  AMENDMENTS
                                  ----------

     Section 1.  Adoption, Amendment, or Repeal of Bylaws.  Subject to the
                 ----------------------------------------
provisions of the Certificate of Incorporation, Bylaws may be made, adopted, amended, altered or repealed by the vote or written consent of stockholders entitled to exercise a majority of the voting power of the Corporation. Subject to the right of the stockholders to make, adopt, amend, alter or repeal Bylaws, any and all Bylaws may be made, adopted, amended or repealed by the Board of Directors.